                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as
                                         ---------
of February 27, 2001 by and between Daikin Industries, Ltd., a corporation organized under the laws of Japan ("Seller"), and Sonic Solutions, a California corporation ("Buyer").
              -----

                                   Background

     A. Seller is involved in the business of developing and marketing the products related to professional DVD authoring as listed on Schedule A attached
                                                            ----------
hereto (the "DVD Products"), including improvements and enhancements thereto and
             ------------
derivative works thereof (and such business of the Seller shall hereinafter be referred to as the "DVD Business").
                    ------------

     B. Pursuant to the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets owned or used in connection with the DVD Business.

                                   Agreement

1. DEFINITIONS. For the purposes of this Agreement, the definitions below shall be applicable.

     1.1.  "Act" shall be as defined in Section 3.13.
            ---                         ------------

     1.2.  "Agreement" shall be as defined in the opening paragraph of this
            ---------
            Agreement.

     1.3.  "Assets" shall be as defined in Section 2.1(a).
            ------                         --------------

     1.4.  "Astrolavos Business Plan" shall mean the business plan attached as
            ------------------------
            Exhibit 1.3.
            -----------

     1.5.  "Buyer" shall be as defined in the opening paragraph of this
            -----
            Agreement.

     1.6.  "Buyer Common Stock" shall be as defined in Section 2.3.
            ------------------                         -----------

     1.7.  "Buyer's Damages" shall be as defined in Section 6.1(a).
            ---------------                         --------------

     1.8.  "Buyer SEC Reports" shall be as defined in Section 4.6.
            -----------------                         -----------

     1.9.  "Buyer Series D Preferred" shall be as defined in Section 2.3.
            ------------------------                         -----------

     1.10. "Buyer Shares" shall be as defined in Section 2.3.
            ------------                         -----------

     1.11. "Closing" shall be as defined in Section 2.8(a).
            -------                         --------------

     1.12. "Closing Date" shall be as defined in Section 2.8(a).
            ------------                         --------------

     1.13. "Computer Programs" shall be as defined in Section 3.15.
            -----------------                         ------------

     1.14. "Consulting Agreement" shall be as defined in Section 2.4.
            --------------------                         -----------

     1.15. "Contracts" shall be as defined in Section 2.1(b).
            ---------                         --------------

     1.16. "DVD Business" shall be as defined in Recital A to this Agreement.
            ------------                         ---------

     1.17. "DVD Products" shall be the products referred to in Recital A to
            ------------                                       ---------
           this Agreement.

     1.18. "Damages" shall be as defined in Section 6.2(a).
            -------                         --------------

     1.19. "Distribution Agreement" shall be as defined in Section 2.6.
            ----------------------                         -----------

     1.20. "Employee Plan" shall mean all present plans, programs, agreements,
            -------------
           arrangements and methods of contributions or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of the DVD Business or to any other person who provides services to the DVD Business, whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are subject to ERISA, and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Internal Revenue Code. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, percentage compensation, stock purchase, stock option, bonus and non-qualified deferred compensation plans. The term Employee Plan also includes, but is not limited to, disability, medical, dental, workers compensation, health insurance, life insurance or other death benefits, incentive, severance plans, vacation benefits and fringe benefits. The term Employee Plan also includes any employee plan that is a multi-employer plan as defined in Section 3(37) of ERISA.

     1.21. "Established Damages" shall be as defined in Section 6.3.
            -------------------                         -----------

     1.22. "Exchange Act" shall be as defined in Section 4.6.
            ------------                         -----------

     1.23. "GAAP" shall mean U.S. Generally Accepted Accounting Principles
            ----
           applied on a consistent basis.

     1.24. "Hired Employees" shall be as defined in Section 5.1.
            ---------------                         -----------

     1.25. "Identified Employees" shall be as defined in Section 5.1.
            --------------------                         -----------

     1.26. "Indemnitee" shall be as defined in Section 6.3.
            ----------                         -----------

     1.27.  "Indemnitor" shall be as defined in Section 6.3.
             ----------                         -----------

     1.28.  "Intellectual Property Rights" shall mean all industrial and
             ----------------------------
            intellectual property rights, both foreign and domestic, including, without limitation, software, patents, patent applications, patent rights, trademarks, trademark applications, trade names, trade dress, logos, designs, copyrights, know-how, processes, manufacturing procedures, recipes, formulae, drawings, schematics, patterns and licenses and permits susceptible of transfer under regulatory agency rules, trade secrets, and all documentation and media constituting, describing or relating to the foregoing, including without limitation the Intellectual Property Rights pertaining to the Astrolavos Business Plan.

     1.29.  "Key Employees" shall be as defined in Section 5.1.
             -------------                         -----------

     1.30.  "Liens" shall mean all liens, charges, easements, security
             -----
             interests, mortgages, conditional sale contracts, equities, rights of way, covenants, restrictions, title defects, objections, claims or other encumbrances.

     1.31.  "Notice of Claim" shall be as defined in Section 6.3.
             ---------------                         -----------

     1.32.  "Proprietary Information and Rights Agreement" shall be as defined
             --------------------------------------------
            in Section 3.18.
               ------------

     1.33.  "Purchase Price" shall mean collectively the Buyer Shares and the
             --------------
            liabilities assumed under Section 2.2.
                                      -----------

     1.34.  "Receivables" shall be as defined in Section 2.1(a)(iii);
             -----------

     1.35.  "Registration Rights Agreement" shall be as defined in Section 2.5.
             -----------------------------                         -----------

     1.36.  "Resolution Period" shall be as defined in Section 6.4.
             -----------------                         -----------

     1.37.  "SEC" shall be as defined in Section 6.4.
             ---                         -----------

     1.38.  "Seller" shall be as defined in the opening paragraph of this
             ------
            Agreement.

     1.39.  "Seller's Damages" shall be as defined in Section 6.2.
             ----------------                         -----------

     1.40.  "Seller's Novato Office" shall be as defined in Section 8.2.
             ----------------------                         -----------

     1.41.  "Shareholder Agreement" shall be as defined in Section 2.7.
             ---------------------                         -----------

     1.42.  "Technical Support Agreements" shall be as defined in Section 2.2.
             ----------------------------                         -----------

     1.43.  "Third Party Claims" shall be as defined in Section 6.4.
             ------------------                         -----------

     1.44.  "Transactional Agreements" shall mean this Agreement, the Consulting
             ------------------------
            Agreement, the Registration Rights Agreement, the Distribution Agreement and the Shareholder Agreement.

     1.45.  "Transfers" shall have the meaning set forth in Section 2.1(a).
             ---------                                      --------------

     1.46. All references to currency herein are to lawful money of the United States of America, unless otherwise specified.

2.   SALE AND PURCHASE OF ASSETS.

     2.1.  Sale of Assets and Assignment of Contracts.
           ------------------------------------------

           (a)  Sale of Assets. On the terms and subject to the conditions of
                --------------
                this Agreement and for the consideration set forth herein, effective at the Closing, Seller shall sell, convey, assign, transfer and deliver all right, title and interest (collectively, "Transfers") to Buyer, and Buyer shall purchase
                                ---------
                and acquire from Seller, all right, title and interest in the assets of Seller used by Seller in the conduct of the DVD Business as described below in this Section 2.1(a) (the assets to be purchased by Buyer, together with the Contracts, being referred to as the "Assets"):
                                    ------

                (i) the inventory as determined and agreed to by the Buyer and Seller as of February 23, 2001, furniture, equipment and other tangible assets located in Novato, California owned or leased by Seller and used in the DVD Business as set forth on Schedule 2.1(a)(i);
                               -------------------

                (ii) the intangible assets and Intellectual Property Rights used in the DVD Business (whether owned, used, registered in the name of, or licensed by Seller or in which Seller otherwise has an interest) as set forth on Schedule
                                                                 --------
                      2.1(a)(ii);
                      ----------

                (iii) the accounts receivable as listed on Schedule 2.1(a)(iii)
                                                           --------------------
                      (the "Receivables") or cash in lieu of any Receivables
                            -----------
                      collected by Daikin prior to the Closing; and

                (iv) the prepaid accounts and interests as determined and agreed to by the Buyer and Seller as of February 23, 2001 and identified on Schedule 2.1(a)(iv).
                                        -------------------

           (b)  Contracts. Effective at the Closing, Seller shall Transfer and
                ---------
                delegate to Buyer, and Buyer shall assume, all rights to and, subject to Section 2.2, duties under those agreements of Seller
                           -----------
                relating to the DVD Business (including license agreements and agreements for the distribution of products) listed on Schedule
                                                                       --------
                2.1(b), including without limitation all rights to refunds,
                ------
                deposits and all other payments thereunder (collectively, the "Contracts").
                 ---------


     2.2.  Assumption of Liabilities. In connection with the purchase and sale
           -------------------------
           of the Assets and the grants of the other rights pursuant to this Agreement, Buyer shall assume only those obligations as arise after the Closing under the Contracts and only those other liabilities and obligations of Seller (including, without limitation, obligations to perform services after the Closing for which payment was made prior to the Closing and the obligations of the Seller under the Technical Support Agreement or Service Agreements set out in Schedule 2.2 (the
                                                              ------------
           "Technical Support Agreements") as are specifically set forth on
            ----------------------------
           Schedule 2.2. Buyer also assumes those obligations specifically
           ------------
           referred to in Section 6.2. No other liabilities or obligations of
                          -----------
           any nature, (including without limitation, and trade payables) whether known or unknown, whether fixed or contingent, accrued or unaccrued, shall be assumed by Buyer in connection with the purchase and sale of the Assets and the grant of the other rights hereunder, and such liabilities and obligations shall remain the responsibility of Seller.

     2.3.  Purchase Price. At the Closing and subject to the other terms and
           --------------
           conditions of this Agreement, and in full consideration for the Assets, Buyer shall assume those liabilities of Seller pursuant to
           Section 2.2 and shall issue to Seller the following number and type
           -----------
           of shares in the capital of Buyer:


           (a) Three Hundred Fifty Thousand (350,000) Shares of Buyer's Common Stock, no par value; plus

           (b)  Forty-Five Thousand shares of Buyer's Common Stock; plus

           (c) Seven Hundred Thousand (700,000) shares of newly-created and issued Series D Preferred Stock of Buyer with the rights and restrictions as set out in Exhibit 2.8(d)(iv) ("Buyer Series D
                                                                --------------
                Preferred").
                ---------

           The aggregate number of Buyer Common Stock referred to in Section 2.3(a) and 2.3(b) above shall hereinafter be referred to as the "Buyer Common Stock" and such Buyer Common Stock and the Buyer Series D Preferred issued under this Section 2.3 are hereinafter referred to
                                         -----------
           as the "Buyer Shares".
                   ------------

     2.4.  Consulting Agreement. As of the Closing Date, Buyer and Seller shall
           --------------------
           enter into the Consulting Agreement substantially in the form attached as Exhibit 2.4 (the "Consulting Agreement").
                       -----------       --------------------

     2.5.  Registration Rights Agreement. As of the Closing Date, Buyer and
           -----------------------------
           Seller shall enter into a Registration Rights Agreement substantially in the form attached as Exhibit 2.5 (the "Registration Rights
                                   -----------       -------------------
           Agreement").
           ---------

     2.6.  Distribution Agreement. As of the Closing Date, Buyer and Seller
           ----------------------
           shall enter into a Distribution Agreement substantially in the form attached as Exhibit 2.6 (the "Distribution Agreement").
                       -----------       ----------------------

     2.7.  Shareholder Agreement: As of the Closing Date, Buyer and Seller shall
           ---------------------
           enter into a Shareholder Agreement substantially in the form attached as Exhibit 2.7 (the "Shareholder Agreement").
              -----------       ---------------------

     2.8.  Closing.
           -------

           (a)  Closing Date. The closing of the transactions contemplated by
                ------------
                this Agreement (the "Closing") shall take place at the offices
                                     -------
                of Heller Ehrman, White & McAuliffe LLP, 333 Bush Street, SanFrancisco, California 94104 at 4:00 p.m. on February 27, 2001, or at such other place, date or time as Buyer and Seller may agree in writing. The date of the Closing shall constitute the "Closing Date."
                     ------------

           (b)  Seller's Deliveries at Closing. At the Closing, Seller shall
                ------------------------------
                deliver or cause to be delivered to Buyer:


                (i)   A Bill of Sale substantially in the form of Exhibit
                                                                  -------
                      2.8(b)(i), for the Assets.
                      ---------

                (ii) An assignment of trademarks, assignment of copyrights and assignment of patents in form and substance acceptable to Buyer and Seller.

                (iii) All third-party consents listed on Schedule 2.8(b)(iii).
                                                         --------------------

                (iv) A copy of each of the Transactional Agreements duly executed by Seller.

                (v) Such other documents and instruments as shall be reasonably requested by the Buyer to effect the transactions contemplated hereby.

           (c)  Buyer's Deliveries at Closing. At the Closing, Buyer shall
                -----------------------------
                deliver or cause to be delivered to Seller against delivery of the items specified in Section 2.8(b):
                                       --------------

                (i) Stock certificates representing 700,000 shares of Buyer Series D Preferred and the number of Buyer Common Stock (as determined pursuant to Section 2.3) registered in the name of the Seller or in such names as directed by the Seller, provided that (A) such direction shall not require the Buyer to issue stock to (i) more than 5 persons; or
                      (ii) any person who does not qualify as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Act; and (B) any beneficial owner to whom stock is to be issued pursuant to the Seller's direction will make investor representations similar to those set out in Section 3.9 through 3.12 hereunder. Any such direction of registration to be provided by the Seller to the Buyer shall be given at least three days before the Closing Date.

                (ii) A copy of each of the Transactional Agreements duly executed by Buyer.

                (iii) Such other documents and instruments as shall be
                      reasonably requested by the Seller to effect the transactions contemplated hereby.

           (d)  Conditions to Seller's Obligation to Close. Seller's obligation
                ------------------------------------------
                to close the transactions contemplated hereunder shall be contingent upon the satisfaction or fulfillment of the following conditions which are for the sole benefit of the Seller and may be waived in whole or in part by the Seller:

                (i)   The representations and warranties of Buyer contained in
                      Section 4 shall be true and correct as of the Closing Date
                      ---------
                      and all covenants of the Buyer under this Agreement to be performed on or before the Closing Date have been duly performed by the Buyer.

                (ii) Buyer shall have caused to be delivered to Seller the consideration and the documents identified in Section
                                                                    -------
                      2.8(c).
                      ------

                (iii) Buyer shall have filed with the Secretary of State of the
                      State of California a Certificate of Determination related to the Buyer Series D Preferred in substantially the form of Exhibit 2.8(d)(iii) attached hereto.
                         -------------------

                (iv) Neither the Buyer nor any of its subsidiaries shall have sustained since the date hereof any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or, to Buyer's knowledge, court or governmental action, order or decree or (2) since such date there has not been any material change in the capitalization or long-term debt of the Buyer or any of its subsidiaries; default under any debt obligation of the Buyer or any bankruptcy, liquidation, voluntary dissolution, filing under applicable laws relating to bankruptcy or insolvency or any similar proceeding commenced in respect of the Buyer (a "Liquidation Event"); any cease trade order or suspension
                      ------------------
                      of trade in respect of the Common Stock of the Buyer.

                (v) Buyer shall have filed any necessary application or notice with the NASDAQ National Market to have the Buyer Common Stock and the Common Stock issuable upon conversion of the Buyer Series D Preferred approved for listing.

           (e)  Conditions to Buyer's Obligation to Close. Buyer's obligation to
                -----------------------------------------
                close the transactions contemplated hereunder shall be contingent upon the satisfaction or fulfillment of the following conditions which are for the sole benefit of the Buyer and may be waived in whole or in part by the Buyer:

                (i)   The representations and warranties of Seller contained in
                      Section 3 shall be true and correct as of the Closing
                      ---------
                      Date.

                (ii) Seller shall have caused to be delivered to Buyer the documents identified in Section 2.8(b).
                                              --------------

     2.9.  Consent of Third Parties. Nothing in this Agreement shall be
           ------------------------
           construed as an attempt or agreement to assign: (i) any Contract which is non-assignable without the consent of the party or parties thereto unless such consent shall have been obtained; or (ii) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not pass to Buyer as an incident of the assignments provided for by this Agreement. Buyer shall use its reasonable best efforts to assist Seller in obtaining consents required to consummate the transactions contemplated by this Agreement, including, without limitation, providing such financial statements and other financial information with respect to Buyer as may reasonably be requested. In the event that any consent required to transfer or assign any Asset is not obtained prior to the Closing and Buyer has waived the requirement that such consent be obtained as provided in Section 2.8(b)(iii), Seller will, subsequent to the
                       -------------------
           Closing, cooperate with Buyer in
           attempting to obtain such consent. If such consent cannot be obtained, Seller will use its reasonable best efforts to provide Buyer with the rights and benefits of the affected Asset, and, if Seller provides such rights and benefits, Buyer shall assume the obligations and burdens thereunder. Notwithstanding the foregoing, nothing in this Section 2.9 or otherwise e under this Agreement shall
                           -----------
           impose or be construed to impose on the Seller any obligation to pay cash or other form of consideration in excess of $5,000 to any third party in order to obtain the consent required to Transfer any Asset to the Buyer.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     Except as set forth in the disclosure schedules attached hereto as Schedule
                                                                        --------
3 and incorporated herein by this reference, Seller hereby represents and
-
warrants to Buyer that:

     3.1.  Organization and Authority. The Seller (i) is a corporation duly
           --------------------------
           organized, validly existing under the laws of Japan; (ii) has all necessary corporate power to own and lease its properties, to carry on the DVD Business as now being conducted and to enter into and perform the Transactional Agreements to which it is a party; and
           (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the DVD Business.

     3.2.  Authority Relating to the Transactional Agreements; No Violation of
           -------------------------------------------------------------------
           Other Instruments.
           -----------------

           (a) The execution and delivery of the Transactional Agreements and the performance of the Transactional Agreements by Seller have been duly authorized by all necessary corporate action on the part of Seller and, assuming execution of the Transactional Agreements by Buyer, the Transactional Agreements will constitute legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their terms, subject as to enforcement: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

           (b) Neither the execution of the Transactional Agreements nor the performance of the transactions contemplated thereby by Seller will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Seller or any federal, state or local law, rule or regulation now in effect applicable to Seller (including without limitation any law for the protection of employees; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Seller is a party or by which it or any of the Assets are bound; (iii) permit the acceleration of the maturity of any material indebtedness of Seller or of any other person secured by the Assets; or (iv) violate or conflict with any provision of Seller's Articles of Incorporation or Bylaws or constituent documents.

           (c)  Except for those consents as set out in Schedule 2.8(b)(iii) and
                                                        --------------------
                except those consents to which Buyer has agreed it will waive, as set out in Schedule 3.2(c), no consent from any third party
                              ---------------
                and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by Seller in order to permit the execution, delivery or performance of the Transactional Agreements by Seller, or the consummation of the transactions contemplated by the Transactional Agreements.

     3.3.  Ownership and Delivery of Assets. Apart from the assets and rights of
           --------------------------------
           the Seller used by the Seller primarily in business other than the DVD Business and the assets and rights used in connection with the activities and business of the Seller as contemplated under the Distribution Agreement and the Consulting Agreement, the Assets comprise all of the assets, rights, business and property necessary to conduct the DVD Business. Seller owns, leases or has the legal right to use all Assets and, with respect to contract rights under the Contract, the Seller is a party to and enjoys the rights to the benefits of all Contracts in the conduct of the DVD Business. Seller has good and marketable title to, or has valid and subsisting lease or license interests in, the Assets free and clear of all Liens. The furniture, equipment and other tangible Assets are in good working condition, normal wear and tear excepted. Seller has the right to Transfer the Assets to Buyer as contemplated by this Agreement. Upon delivery to Buyer of the Bill of Sale and other instruments of conveyance with respect to the Assets on the Closing Date and subject to any third party consent identified on Schedule 3.2(c) as
                                                    ---------------
           applicable, Buyer will acquire good and marketable title to the Assets free and clear of all Liens. Except for Ace Daikin, Seller does not conduct any part of the DVD Business through any subsidiaries or through any other entity controlled by the Seller. This Section 3.3 does not relate to Intellectual Property Rights.
                -----------

     3.4.  Compliance with Law. Seller is not in violation of any decree,
           -------------------
           judgment, order, law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights regulations, legislation related to wages, hours and the payment of social security taxes and occupational health and safety legislation), which violation could reasonably be expected to have a material adverse effect on the Assets or DVD Business.

     3.5.  Contracts; Agreements, Etc. Seller is not in default in performance
           --------------------------
           of, and is in compliance with, all material provisions of the Contracts. To the knowledge of Seller, other parties to the Contracts are not in default in performance of, and are in compliance with, all material provisions of the Contracts. Seller has no knowledge of any intent by any other party not to perform its obligations under any Contract. Except as referred to in Schedule 3.2(c), Seller has the
                                              ---------------
           right to assign all Contracts to Buyer pursuant to this Agreement and neither the assignment of such Contracts nor the consummation of the transactions contemplated by the Transactional Agreements permits, or to the best knowledge of Seller, would lead any party to such Contract, to terminate or alter such Contract. Apart from: (i) contracts or agreements which pertain primarily to the business of the Seller other than the DVD Business; and (ii) contracts or agreements in connection with the activities and business of the Seller as contemplated under the Distribution Agreement and the Consulting Agreement; (iii) real property leases and (iv) distribution agreements relating to the distribution of the DVD Products which cannot be assigned, Schedule 2.1(b) includes a true
                                              ---------------
           and complete list of all written contracts and agreements primarily related to the DVD Business.

     3.6.  Litigation. Except for any actions, suits, or proceedings initiated
           ----------
           by the Seller in the ordinary course of business (of which the ones initiated by the Seller within the last twelve months from the date hereof are listed on Schedule 3.6), neither Seller nor, to Seller's
                                -------------
           knowledge, any officer, director, shareholder, employee or agent of Seller is a party to any pending or, to Seller's knowledge, threatened, action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body related to the Assets, the DVD Business or the transactions contemplated by the Transactional Agreements which will have a material adverse effect on the Assets or the consummation of the transactions contemplated by the Transactional Agreements, nor, to the best of Seller's knowledge, does any basis exist for any such action, suit, proceeding or investigation. Seller is not subject to any decree, judgment or order of any court or other governmental body related to the DVD Business or Assets or transactions contemplated by the Transactional Agreements.

     3.7.  DVD Employees. Seller has provided Buyer with access to: (i) all
           -------------
           Employee Plans and all contracts or agreements with the Identified Employees, and (ii) the names, current salary rates and bonuses paid during the last fiscal year for all the

           Identified Employees. Seller has delivered to Buyer complete and correct copies of all such Employee Plans and contracts or agreements with Identified Employees. Seller has no union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups relating to the DVD Business, nor is Seller currently engaged in any labor negotiations related to the DVD Business except in minor grievances not involving any employee organization or group, nor, to the knowledge of Seller, is Seller the subject of any union organization affecting the DVD Business. There is no pending or, to Seller's knowledge, threatened, labor dispute, strike or work stoppage affecting the DVD Business.

     3.8.  Brokers and Finders. The Seller shall pay or satisfy any commission,
           -------------------
           fee or payment required to be made to any broker or finder retained by Seller in connection with the transactions contemplated by the Transactional Agreements. Seller will indemnify and hold Buyer harmless against all claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by Seller or any shareholder, director, officer, employee or agent of Seller and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

     3.9.  Investment.  This Agreement is made with Seller in reliance upon its
           ----------
           representation to Buyer, hereby confirmed by the execution of this Agreement by Seller, that the Buyer Shares to be received by Seller will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing any of the Buyer Shares. By executing this Agreement, Seller further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Buyer Shares.

     3.10. Unregistered Securities.  The Seller must bear the economic risk of
           -----------------------
           investment for an indefinite period of time because the Buyer Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and therefore cannot and will not be sold unless they are
                 ---
           subsequently registered under the Act or an exemption from such registration is available, if applicable. Seller will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

     3.11. Experience.  Seller represents that: (i) it has such knowledge and
           ----------
           experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Buyer Shares; (ii) it believes it has received all the information it has requested from Buyer and considers necessary or appropriate for deciding whether to obtain the Buyer Shares; (iii) it has had the opportunity to discuss Buyer's business, management, and financial affairs with Buyer's management, (iv) it has the ability to bear the economic risks of its prospective investment; and (v) it is able, without materially impairing its financial condition, to hold the Buyer Shares for an indefinite period of time and to suffer a complete loss on its investment.

     3.12. Accredited Investor.  Seller presently qualifies, and will as of the
           -------------------
           Closing Date qualify, as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Act.

     3.13. Legend.  Seller acknowledges that the Buyer Shares shall bear the
           ------
           following legend and any other legend deemed reasonably necessary by the Buyer:

           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT. THESE SECURITIES AND THE RIGHTS OF THE HOLDER OF THESE SECURITIES ARE SUBJECT TO A SHAREHOLDER AGREEMENT BETWEEN THE COMPANY AND THE HOLDER DATED FEBRUARY 27, 2001."

     3.14. Accuracy of Documents and Information.  The copies of instruments,
           -------------------------------------
           agreements and other documents set forth or referenced in Schedules or Exhibits to the Transactional Agreements furnished by the Seller to the Buyer and the copies of instruments, agreements and other documentation specifically required to be furnished by the Seller to the Buyer pursuant to the Transactional Agreements are and will conform to the original of such instruments, agreements and documents in all material respects. No representations or warranties made by Seller in the Transactional Agreements, nor any Schedule or Exhibit attached thereto nor any document or certificate required to be provided by the Seller directly to Buyer pursuant to Section 2.8(b) hereunder but specifically excluding the Astrolavos Business Plan, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

     3.15. Intellectual Property Rights.  All software, patents, patent
           ----------------------------
           applications, patent rights, trademarks, trademark applications, trade names, logos, licenses and permits in respect of the DVD Products, other than any of the Seller's used primarily in businesses other than the DVD Business and those used in connection with activities and businesses of the Seller as contemplated under the Distribution Agreement and the Consulting Agreement, are listed in
           Schedule 2.1(a)(ii). Schedule 3.15 sets forth a current customer list
           ------------------   -------------
           (except for Japanese customers) of the Seller in relation to the DVD Business. All patents, trademarks, trade names, copyrights or other registered or registrable proprietary rights listed in Schedule
                                                                  --------
           2.1(a)(ii) are owned by Seller as sole and beneficial owner without
           ---------
           restriction (including but not limited to charges, mortgages or licenses) or are licensed to Seller under Contracts listed in
           Schedule 2.1(b); all such Contracts are valid and enforceable as of
           --------------
           the date of this Agreement and as of the Closing Date. to the knowledge of the Seller, neither the computer programs used by the Seller in respect of the DVD Products ("Computer Programs") nor the
                                                   -----------------
           conduct of the DVD Business infringes any Intellectual Property Rights of any other person. Except as set forth in Schedule 3.15, No
                                                              -------------
           litigation is pending or, to the best of Seller's knowledge, has been threatened against Seller or any employee or agent of Seller relating to the Computer Programs or the DVD Business, for the infringement of any patents, trademarks, trade names or copyrights of any other party or for the misuse or misappropriation of any trade secret, know-how or other proprietary right owned by any other party; nor, to the best of Seller's knowledge, does any basis exist for any such litigation. To the knowledge of the Seller, there has been no infringement or unauthorized use by any other person of any Intellectual Property Rights relating to the Computer Programs or the DVD Business.

     3.16. Internal Development of Computer Programs.  Except as set forth in
           -----------------------------------------
           Schedule 3.16, all Computer Programs were developed by Seller without
           -------------
           the assistance of consultants, academic institutions or any other third parties not employed by Seller.

     3.17. Licenses of Software/Source Code.  Schedule 2.1(b) includes a list
           --------------------------------   --------------
           of: (i) all Contracts (whether current or not) with third parties relating to the Computer Programs; (ii) all Contracts under which the Seller has obtained any rights to any Computer Program; (iii) all Contracts under which the Seller has granted any rights to any third party in respect to any Computer Program, other than standard customer sales and use Contracts; (iv) all Contracts relating to the licensing to the

           Seller of third-party databases or similar rights; (v) all distribution, agency, or similar Contracts relating to sales of Computer Programs by third parties; and (vi) all current maintenance Contracts for Computer Programs, other than standard maintenance Contracts. Seller has delivered to Buyer complete and correct copies of all such written Contracts, including all amendments and supplements thereto. Seller has disclosed to Buyer all royalties payable in respect to the Computer Programs (including details of any amounts outstanding or accrued) as set out in Schedule 3.17(a).
                                                         ---------------
           Seller has completed all its material obligations under Contracts relating to the Computer Programs to the extent that such obligations to perform have accrued; except as set forth in Schedule 3.17(b), no
                                                           ---------------
           Contract under which the Seller has obtained any rights to the Computer Programs has been terminated, purported to be terminated, is the subject of dispute or, to the best of Seller's knowledge, is subject to termination due to the Seller's breach thereof. Seller has delivered to Buyer copies of each of Seller's standard form agreements relating to the licensing of the Computer Programs to end-users; except as set forth in Schedule 3.17(c), there have been no
                                         ---------------
           material variations of the provisions of such standard form agreements.

     3.18. Protection of Intellectual Property.  Each employee of Seller who has
           -----------------------------------
           worked on the Computer Programs other than those residing in Japan has executed a proprietary information and inventions agreement in the form of Seller's Standard Proprietary Information Agreement attached hereto as Schedule 3.18 (the "Proprietary Information and
                              -------------       ---------------------------
           Rights Agreement"). No individual employee of Seller who has worked
           ----------------
           on any Computer Program has any individual rights to such Computer Programs. Schedule 2.1(b) sets forth all written Contracts under
                     --------------
           which Seller has disclosed any confidential proprietary rights relating to the DVD Business, including without limitation source codes.

     3.19. Product Warranties and Returns.  Seller has delivered to Buyer
           ------------------------------
           copies of each of the standard form warranties or guarantees used in the DVD Business relating to the Computer Programs; except as set forth in Schedule 3.19, there have been no material variations of the
                    -------------
           material provisions of such product warranties. Except as otherwise noted in Schedule 3.19, neither Seller nor the DVD Business is
                    -------------
           subject to any pending or, to the knowledge of Seller, threatened product liability claim or action relating to the Computer Programs, and there is no basis for any claim or action in the future.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     Except as set forth in the disclosure schedules attached hereto as Schedule
                                                                        --------
4 and incorporated herein by this reference, Buyer hereby represents and
-
warrants to Seller that:

     4.1. Organization and Authority.  Buyer:  (i) is a corporation duly
          --------------------------
          organized, validly existing and in good standing under the laws of the State of California; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as described in the Buyer SEC Report (the "Buyer's Business") and to enter into and perform the Transactional Agreements; and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Buyer's Business.

     4.2. Authority Relating to the Transactional Agreements; No Violation of
          -------------------------------------------------------------------
          Other Instruments.
          -----------------

          (a) The execution and delivery of the Transactional Agreements and the performance of the Transactional Agreements by Buyer has been duly authorized by all necessary corporate action on the part of Buyer and, assuming execution of the Transactional Agreements by Seller, the Transactional Agreements will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject as to enforcement: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

          (b) Neither the execution of the Transactional Agreements nor the performance of the transactions contemplated thereby by Buyer will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation now in effect applicable to Buyer or any federal, state or local law, rule or regulation now in effect applicable to Buyer, (ii) materially conflict with, or result in, with or without the passage of time or the giving of notice, any material breach of any of the terms, conditions and provisions of, or constitute a material default under, or result in the creation of any material lien, charge, or encumbrance upon any of its assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or by which it or any of the assets are bound; (iii) permit the acceleration of the maturity of any material indebtedness of Buyer or of any other person secured by its assets or other property; or (iv) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Buyer.

          (c) No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer in order to permit the execution, delivery or performance of the Transactional Agreements by Buyer, or the consummation of the transactions contemplated by the Transactional Agreements, except such consents, approvals, authorizations, declarations, filings or registrations the failure of which to obtain or make could not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

     4.3. Validity of Buyer Shares.  The Buyer Shares, when issued, sold and
          ------------------------
          delivered in accordance with the terms and for the consideration expressed in this Agreement, will be duly and validly authorized and issued (including, without limitation, issued in compliance with applicable federal and state securities laws) and fully paid and non-assessable, provided, however, that such shares shall be subject to restrictions on transfer under state and/or federal securities laws. The Buyer Shares are not subject to any preemptive rights or rights of first refusal, except as otherwise specifically agreed to by the holders thereof.

     4.4. Authorized and Issued Capital of Buyer. Schedule 4.4 sets forth all
          --------------------------------------  ------------
          outstanding agreements of Buyer to allot or issue securities entered into by Buyer on or after December 31, 2000 and all allotments and issuances of securities of Buyer which have occurred since December 31, 2000.

     4.5. Other Registration Rights.  Except as described in Schedule 4.5,
          -------------------------                          ------------
          there are no contracts, agreements or understandings between Buyer and any person granting such person the right (other than rights which have been waived or satisfied) to require Buyer to file a registration statement under the Securities Act with respect to any securities of Buyer owned or to be owned by such person or to require Buyer to simultaneously register such securities or include such securities in the securities to be registered pursuant to the Registration Rights Agreement or with or in any securities being registered pursuant to any other registration statement filed by Buyer under the Act.

     4.6. Buyer SEC Reports.  Buyer has filed with the Securities and Exchange
          -----------------
          Commission (the "SEC") all required forms, reports, registration
                           ---
          statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed since January 1, 1999 are referred to herein as the "Buyer SEC Reports"). All of the Buyer SEC Reports
           -----------------
          complied as to form, when filed (or, if amended or superseded by filing prior to the date hereof, then on the date of such filing), in all material respects with the applicable provisions of the Act and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Buyer SEC Reports (including all exhibits and
           ------------
          schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by filing prior to the date hereof, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.7. No Material Adverse Change.  (i) Neither Buyer nor any of its
          --------------------------
          subsidiaries has sustained, since December 31, 2000, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since December 31, 2000, except as disclosed in the SEC Reports, there has not been any material change in the share capital or long-term debt of the Buyer or any of its subsidiaries or any material adverse change, or any development which is not public knowledge that in Buyer's reasonable judgment as of this date is reasonably likely to give rise to a material adverse change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Buyer and its subsidiaries and (iii) there is not Liquidation Event in respect of the Buyer pending or threatened and to the knowledge of the Buyer, no basis for such Liquidation Event exists.

     4.8. Compliance with Law. Buyer is not in violation of any decree,
          -------------------
          judgment, order, law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights regulations, legislation related to wages, hours and the payment of social security taxes and occupational health and safety legislation), which violation could reasonably be expected to have a material adverse effect on its assets or business.

     4.9. Litigation.  None of the Buyer, its subsidiaries or, to Buyer's
          ----------
          knowledge, any officer, director, shareholder, employee or agent of Buyer and its subsidiaries are a party to any pending or, to Buyer's knowledge, threatened, action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could reasonably be expected to have a material adverse impact on Buyer's or its subsidiaries assets or business or the transactions contemplated by the Transactional Agreements nor, to Buyer's knowledge, does any basis exist for any such action, suit, proceeding or investigation. Buyer is not subject to any decree, judgment or, order of any court or other governmental body which could reasonably be expected to have a material adverse impact on Buyer's assets or business.

     4.10. Brokers and Finders.  Neither Buyer nor any shareholder, director,
           -------------------
           officer, employee or agent of Buyer has retained any broker or finder in connection with the transactions contemplated by the Transactional Agreements. Buyer will indemnify and hold Seller harmless against all claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by Buyer or any shareholder, director, officer, employee or agent of Buyer and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

5.   EMPLOYMENT.

     5.1.  Employees.  Buyer shall have the right, but not the obligation, to
           ---------
           offer employment to any employee utilized in the operations of the DVD Business other than the employees of Seller identified in the Consulting Agreement at the salary levels and on other terms, conditions and contingencies to be determined in Buyer's sole discretion. Buyer agrees to offer employment to the employees identified on Schedule 5.1 (the "Key Employees") on the terms
                         ------------       -------------
           identified therein and such other terms, conditions and contingencies comparable to Buyer's other executives. Prior to the execution of this Agreement, Buyer shall notify Seller in writing of the names of all employees of Seller that Buyer will make a formal written offer to employ after the Closing and the terms of such offer (together with the Key Employees, the "Identified Employees"). Buyer agrees to
                                        --------------------
           make such offer of employment to such persons prior to the Closing. Seller shall use its reasonable best efforts to encourage such Identified Employees to accept without delay employment offered by the Buyer. Effective on the Closing Date, Seller shall terminate the employment of all Identified Employees that accept employment with Buyer (the "Hired Employees").
                       ---------------
     5.2.  Non Solicitation.  Seller shall not for a period of one year from the
           ----------------
           Closing Date, directly or indirectly solicit the employment or consultancy of any Hired Employees or seek to enter into any other employment, consultancy or similar relationship with any Hired Employee.

     5.3.  Employee Plans.  Buyer shall have no liability for Employee Plans,
           --------------
           accrued wages of any kind or description whatsoever (including salaries and commissions), severance pay, vacation pay, sabbatical pay, sick leave or other benefits, of any type or nature on account of Seller's employment of or termination of any person employed by Seller in relation to the DVD Business (the "DVD Employees") or any
                                                        -------------
           other business of Seller which accrued on or before the Closing Date, including without limitation the Hired Employees, all of which shall be the responsibility of Seller.

     5.4.  Indemnification.  Seller shall indemnify Buyer and hold Buyer
           ---------------
           harmless against liability arising out of any claims for such pay or benefits or any other claims arising from Seller's employment of or termination of employment of such employees, including without limitation, claims alleging violation of state or federal laws, rules, regulation or orders protecting employees such as the WARN Act, Workers' Compensation laws and Title VII, as more fully set forth in the indemnification provisions in Section 6.
                                                      ---------

6.   INDEMNITY.

     6.1.  Indemnity of Buyer.  Seller shall hold harmless Buyer from and
           ------------------
           against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, suffered and incurred by the Buyer, including the costs and expenses associated therewith and reasonable attorneys' and witness fees incurred ("Buyer's Damages") which arise
                                                  ---------------
           out of or are related to: (i) the breach by Seller of this Agreement, or any third-party allegation thereof; (ii) the non-performance, partial or total, of any covenant in this Agreement; (iii) products manufactured, serviced and/or sold by Seller prior to the Closing Date, except for any liability arising under the Technical Support Agreements; (iv) claims of any type or nature relating to the employment of employees of Seller by Seller, any termination of such employment, including without limitation any claim for payment under any Employee Plan, accrued wages of any kind or description whatsoever (including salaries and commissions), severance pay, vacation pay, sabbatical pay, sick leave or other benefits, and any other claim based upon a violation of state or federal laws protecting employees which accrued on or before the Closing Date; (v) the operations of the DVD Business by the Seller prior to the Closing Date; (vi) or any other liability or obligation of Seller pertaining or related to the Assets or the DVD Business. The indemnity provided by the Seller to the Buyer under this Section 6.1 shall not apply to any liabilities being assumed by the Buyer pursuant to Section 2.2.
                                                                  -----------

     6.2.  Indemnity of Seller.  Buyer shall indemnify and hold harmless Seller
           -------------------
           from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, suffered and incurred by the Seller, including the costs and expenses associated therewith and reasonable attorneys' and witness fees incurred ("Seller's Damages" and when
                                                  ----------------
           used together with or in the alternative to Buyer's Damages, "Damages"), which arise out of or are related to: (i) the breach by
            -------
           Buyer of any of
          this Agreement; (ii) the non-performance, partial or total, of any covenant made by Buyer pursuant to this Agreement; (iii) products manufactured, serviced and/or sold by Buyer after the Closing Date;
          (iv) the operations of the DVD Business after the Closing Date; (vi) any Buyer's decisions or actions with respect to Hired Employees; or
          (vii) any other liability or obligation of Buyer that is specifically included in the liabilities being assumed by the Buyer pursuant to
          Section 2.2.
          -----------

     6.3. Notice.  In the event that any party suffers Damages, the party
          ------
          making a claim for indemnification ("Indemnitee") shall within sixty
                                               ----------
          (60) days of discovering or incurring such Damage give the indemnifying party ("Indemnitor") written notice thereof ("Notice of
                               ----------                            ---------
          Claim"). The Notice of Claim shall state in reasonable detail the
          -----
          nature of the claim, the specific provisions in this Agreement alleged to have been breached (if applicable), and the amount of the claim for indemnification. Such amount shall represent the Indemnitee's good faith estimate of the Damages. The Indemnitor shall have thirty (30) days from receipt of the Notice of Claim to accept or reject the claim for indemnification. The Indemnitee shall be deemed to have waived its right to indemnification for any Damages for which notice is not given in a timely manner as set forth herein if and to the extent that the Indemnitor can show that such failure to give timely notice has materially prejudiced the Indemnitor's ability to defend or otherwise respond to such claim. Any claim for Damages accepted by the Indemnitor or any claim determined as valid under the claim procedure set forth below, shall be deemed "Established Damages" for the
                                            -------------------
          purposes of this Agreement.

     6.4. Claims.  If a Notice of Claim is given pursuant to Section 6.3 above,
          ------                                             -----------
          and no rejection is received within the thirty (30) day period specified above, then the Indemnitor shall be deemed to have accepted such claim. If the Indemnitor rejects a claim within such thirty (30) day period, the parties shall, in good faith, attempt to negotiate a resolution of such claim within sixty (60) days thereafter (the "Resolution Period"). If the parties do not reach resolution during
           -----------------
          the Resolution Period, then the Indemnitee may, within thirty (30) days after the end of the Resolution Period proceed to submit the controversy to mediation by providing notice to the Indemnitor. Such mediation shall be governed by the rules of the Center for Public Resources. Promptly thereafter, a mutually acceptable mediator shall be chosen by the parties, who shall share the cost of mediation services equally. If the dispute has not been resolved by mediation within 60 days after the date of written notice requesting mediation, then either party may initiate litigation and pursue all and any remedies at law or at equity that such party is entitled to. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee against any Damages that may result from claims of third parties ("Third Party Claims"), then the Indemnitor shall be entitled
                    ------------------
          to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnitee within five days of the receipt of such notice from the Indemnitee; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnitee for the same counsel to represent both the Indemnitee and the Indemnitor, then the Indemnitee shall be entitled to retain its own counsel. In the event the Indemnitor exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnitee's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim may be settled by the Indemnitee without the written consent of the Indemnitor.

     6.5. Exclusivity of Indemnification Remedy. From and after the Closing, the
          -------------------------------------
          exclusive remedy of (i) Buyer for breaches by Seller and (ii) Seller for breaches by Buyer, of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 6.
                                                       ----------

     6.6. Survival of Representations and Warranties. The representations and
          ------------------------------------------
          warranties of the parties contained in this Agreement shall survive the Closing solely for purposes of this Section 6 until the second
                                                  ---------
          anniversary of the Closing Date. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party to the other parties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     6.7. Limit on Indemnities.
          --------------------

     (a)  Notwithstanding anything to the contrary contained in this Section 6,
                                                                     ---------
          the liability of the Seller and Buyer pursuant to this Section 6 will
                                                                 ---------
          terminate two years after the Closing Date except in respect of any claim made by any indemnified Party pursuant to this Section 6 in
                                                               ---------
          respect of which notice is given by the Buyer and Seller prior to such date.

     (b) No indemnifying party shall be required to make any indemnification payment pursuant to this Section 6 until such time as the total amount
                                   ---------
          of all Damages suffered or incurred by the indemnified party, or to the indemnified party shall have otherwise become subject, exceeds $50,000 in the aggregate. If the total amount of such Damages exceeds $50,000 in the aggregate, the indemnified party shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding $50,000.

     (c) The aggregate liability of the Seller to the Buyer, and the aggregate liability of the Buyer to the Seller, arising under this Section 6
                                                                   ---------
          shall not in any event exceed $3,000,000.

7.   NONCOMPETITION.

     Seller will not, for a period of two years following the Closing Date, develop or have developed, sell or have sold, or distribute or have distributed products which compete directly or indirectly with the DVD Products. Notwithstanding anything to the contrary contained in this Section 7, Buyer
                                                           ---------
hereby agrees that the foregoing covenant shall not be construed to have been breached or deemed breached as a result of or due to (i) the ownership by Seller of less than an aggregate of 5% of any class of capital stock of a person engaged, directly or indirectly, in a business that develops or sells products whose functionality is substantially directed to the functions of the DVD Products or less than 10% in value of any instrument of indebtedness of a person that develops or sells products whose functionality is substantially directed to the functions of the DVD Products, (ii) the retention and conduct by Seller of the businesses in which it is currently engaged other than the DVD Business,
(iii) any action taken by Seller pursuant to the Transactional Agreement, or
(iv) the interests of the Seller in the Ace Daikin.

8.  MISCELLANEOUS.

    8.1.  Guarantee of Receivables.  Buyer agrees to use reasonable efforts to
          ------------------------
          collect the receivables listed on Schedule 2.1(a)(iii). If at any time
                                            -------------------
          and from time to time after 30 days after the Closing Date and prior to 90 days after the Closing Date, Buyer in good faith determines that any of such receivables are not likely to be collected through reasonable collection efforts, then Buyer may provide written notice of such uncollectibility to Seller. Such notice shall include an assignment of such receivables to Seller (in a form satisfactory to Seller) and Seller shall, within 30 days of such assignment, pay Buyer in immediately available U.S. funds, without set-off or counterclaim, an amount equal to the face value of such receivables as set out in Schedule
                                                                       --------
      2.1(a)(iii).
      ----------

8.2.  Covenant to remove Assets.  Buyer covenants with Seller to use its best
      -------------------------
      commercially reasonable efforts to remove all Assets currently located at Seller's office at 999 Grant Avenue, Novato, California, USA ("Seller's Novato Office") from the Seller's Novato Office on or before March 15, 2001 and Buyer agrees that after such date, Seller shall have the right to dispose of or in any other way deal with any Assets that may still be left in the Seller's Novato Office without any liability to Buyer and Buyer shall, forthwith upon request by Seller, reimburse Seller for its reasonable costs in disposing of or dealing with such remaining Assets.

8.3.  Confidentiality; Press Releases.  Neither party shall issue a press
      -------------------------------
      release or otherwise publicize the transactions contemplated by this Agreement or otherwise disclose the nature or contents of this Agreement on or prior to the Closing Date except as otherwise required by applicable law, regulation, or stock exchange requirement. As soon as practical after the Closing, the parties shall mutually agree upon on appropriate press release announcing the transactions contemplated hereby. No information, documents or reports provided to or obtained by either party, either orally or in writing, in connection with the transactions contemplated by the Transactional Agreements shall be disclosed to any non-party except as required in carrying out the transactions contemplated hereby or as required by applicable law, regulation or stock exchange requirement. The parties shall be bound by the terms of the Confidentiality Agreement between Seller and Buyer dated November 30, 2000.

8.4.  Assignment.  This Agreement shall be binding upon and inure to the benefit
      ----------
      of the successors and assigns of the parties. Buyer may assign, in whole or in part and to one or more third parties, any of its benefits or rights but the obligations of the Buyer under this Agreement shall not be assigned or assumed without the consent of the Seller.

8.5.  Allocation of Purchase Price.  Seller and Buyer shall on or before the
      ----------------------------
      Closing Date mutually agree upon the allocation of the Purchase Price among the various items included in the Assets being transferred by Seller to Buyer. Buyer and Seller shall file all tax returns and reports in a manner consistent with such allocation.

8.6.  Expenses.  Except as otherwise expressly provided herein, each party will
      --------
      pay its own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred.

8.7.  Further Assurances.  Seller will from time to time, at Buyer's request,
      ------------------
      execute and deliver or cause to be executed and delivered such other instruments of conveyance, assignment and transfer and take such other actions as Buyer may reasonably request in order more effectively to convey, assign, Transfer to and vest in Buyer, the Assets and the rights to operate the DVD Business, including but not limited to such documents and actions reasonably necessary to effectuate the Transfer of the Intellectual Property Rights to Buyer as provided in the Transactional Agreements and such actions reasonably necessary to obtain any consents of third parties in accordance with Section 2.7, provided that the Buyer
                                       -----------
      shall pay to the Seller all reasonable costs and expenses incurred by the Seller in complying with this provision.

8.8.  Notices.  Any notice or other communication required or permitted
      -------
      hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, by recognized expedited delivery service, or by facsimile (with confirmation copies of any facsimile notice to be provided by at least one other method of delivery permitted hereunder), or five (5) days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

               To Seller at:         Daikin Industries, Ltd.
                                     Electronics Division
                                     Tokyo Opera City Building
                                     20-2, 3-chome, Nishi-Shinjuku
                                     Shinjuku-ku, Tokyo 163-14
                                     Japan
                                     Attn:  General Manager Electronics Division

               with a copy (which shall not constitute notice) to:

                                     McCarthy Tetrault
                                     P.O. Box 10424
                                     Pacific Centre, Suite 1300
                                     777 Dunsmuir Street
                                     Vancouver, B.C.
                                     Canada V7Y 1K2
                                     Attn: Tim McCafferty

                                     Cooley Godward LLP
                                     3000 El Camino Real
                                     Palo Alto, CA 94306
                                     Attn: Thomas M. Shoesmith

               To Buyer at:          Sonic Solutions
                                     101 Rowland Way
                                     Novato, California 94945
                                     Attn:  Chief Financial Officer

               with a copy (which shall not constitute notice) to:

                                     Heller Ehrman White & McAuliffe LLP
                                     2500 Sand Hill Road, Suite 100
                                     Menlo Park, California 94025
                                     Attn:  Kyle Guse

      or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

8.9.  Entire Agreement and Modification.  This Agreement together with the other
      ---------------------------------
      Transactional Agreements constitute and contain the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof, including but not limited to any Letter of Intent between the parties, which shall be superseded and replaced in its entirety by this Agreement. This Agreement may only be amended by written instrument signed by the parties.

8.10. Survival of Terms.  All covenants contained in this Agreement and any
      -----------------
      certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement which by their terms are to be performed after the signing of this Agreement shall survive the signing of this Agreement.

8.11. Governing Law.  This Agreement shall be governed by and construed in
      -------------
      accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents. The parties hereby waive trial by jury in connection with any action or suit under this Agreement or otherwise arising from the relationship between the parties hereto.

8.12. Severability.  If any provision of this Agreement is held to be invalid,
      ------------
      illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.13. Headings.  The headings appearing at the beginning of several sections
      --------
      contained herein have been inserted for the convenience of the parties and shall not be used to determine the construction or interpretation of this Agreement.

8.14. Counterparts.  This Agreement may be executed in counterparts, including
      ------------
      by facsimile, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

8.15. Transfer Taxes. Seller shall bear all sales or use taxes and any transfer,
      --------------
      transfer gain, gross receipts, customs duties, value added and other taxes and government charges upon the sale of the Assets and the DVD Business from the Seller to the Buyer pursuant to this Agreement.

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                                      -27-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above set forth.

                              Sonic Solutions
                              a California corporation



                              By:  /s/ Clay Leighton
                                  ------------------------------------------
                              Name: A. Clay Leighton
                              Title: Chief Financial Officer



                              Daikin Industries, Ltd.
                              a Japanese corporation


                              By: /s/ Kiyoshi Nakajima
                                  ------------------------------------------

                              Name:   Kiyoshi Nakajima
                                    ----------------------------------------

                              Title:  General Manager - Electronics Division
                                     ---------------------------------------



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